Exhibit 10.25

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND

IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDED AND RESTATED

NONEXCLUSIVE LICENSE AGREEMENT

FOR COVID-19 RELATED TECHNOLOGY

This Amended and Restated Non-Exclusive License Agreement for Covid-19 Related Technology (“Agreement”) between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Ocean Promise, Inc. (“Ocean”), a wholly owned subsidiary of Ocean Biomedical, Inc. (“OBM”) and a corporation having a principal place of business at 19W060 Avenue LaTours OakBrook IL 60523 is effective on the March 3, 2021 (“Effective Date”), and supersedes and replaces that certain Non-Exclusive License Agreement for Covid-19 Related Technology, dated June 25, 2020, by and between Stanford and OBM (“Original Agreement”).

1.	BACKGROUND

Stanford has an assignment of inventions for therapeutic applications related to COVID-19. One is entitled “ANG 1-7 as a therapeutic for cornonavirus” and the other one is entitled “Ulinastatin as a Therapeutic for Corona Virus”. Both were invented in the laboratory of Dr. Kevin Grimes and described in Stanford Docket [####] and [####] respectively. The invention was made in the course of research supported by Stanford. Stanford is committed to facilitating broad and rapid access to technologies that have been developed by Stanford to address the COVID-19 pandemic. Stanford also wants to ensure the affordability of any COVID-19 products going to uninsured patient populations and those in developing countries.

2.	DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the following terms, whether used in the singular or the plural, shall have the meanings specified below.

2.1	“Change of Control” means the following, as applied only to the entirety of that part of Ocean’s business that exercises all of the rights granted under this Agreement:

(A)

acquisition of ownership—directly or indirectly, beneficially or of record—by any person or group (within the meaning of the Exchange Act and the rules of the SEC or equivalent body under a different jurisdiction) of the capital stock of Ocean representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of Ocean; and/or

(B)	the sale of all or substantially all Ocean’s assets and/or business in one transaction or in a series of related transactions.

2.2	“Licensed Field of Use” means therapeutic applications for COVID-19.

2.3

“Licensed Patent” means Stanford’s rights in U.S. Patent Application, Serial Number 62/992,768 filed on March 20, 2020 and U.S. Patent Application, Serial Number 62/002,207 filed on March 30, 2020, any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, extension, and each patent that issues or reissues from any of these patent applications. Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. “Licensed Patent” excludes any continuation-in-part (CIP) patent application or patent.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

2.4

“Licensed Product” means a product, method or service in the Licensed Field of Use, the making, having made, using, importing or selling of which, absent this license, infringes, induces infringement, or contributes to infringement of a Licensed Patent.

2.5	“Licensed Territory” means worldwide.

2.6

“Net Sales” means all gross revenue derived by Ocean, its distributors or designees, from the sale, transfer or other disposition of Licensed Product to an end user. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):

(A)	import, export, excise and sales taxes, and custom duties, but only to the extent that these are not subsequently reimbursed;

(B)	costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(C)	credit for returns, allowances, or trades.

2.7

“Stanford Indemnitees” means Stanford, Stanford Health Care and Lucile Packard Children’s Hospital at Stanford, and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers.

3.	GRANT

3.1

Grant. Subject to the terms and conditions of this Agreement, Stanford grants Ocean a license to Stanford’s rights in the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory.

3.2

Nonexclusivity. The license is nonexclusive in the Licensed Field of Use beginning on the Effective Date and ending one year after the Effective Date. As long as the COVID- 19 pandemic remains active, as determined by official statements of the World Health Organization, and assuming Ocean is meeting the milestone commitments of Section 6.1, Ocean can receive an additional one-year extension to the term of the license with Stanford’s consent, such consent not to be unreasonably withheld if Ocean is diligently developing the Licensed Products as demonstrated by a written report provided to Stanford along with a written request for an extension. Further, once the COVID-19 pandemic has ended, as determined by the World Health Organization, Stanford will, to the extent legally able to do so, meet with Ocean and consider in good faith any requested extension to the license, including but not limited to a more complete set of commercial terms and diligence milestones.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

3.3

Addressing Underserved Populations. Ocean agrees that Licensed Products will be offered for sale in non-OECD (Organization for Economic Co-operation and Development, https://www.oecd.org/about/) member countries, and to under-insured and low-income populations in OECD countries at a price that is equal to Ocean’s actual cost to manufacture and distribute such Licensed Products. Stanford will not require any earned royalty payment for these sales.

3.4	Specific Exclusion. Stanford does not:

(A)

grant to Ocean any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent;

(B)	commit to Ocean to bring suit against third parties for infringement; and

(C)	agree to furnish to Ocean any technology or technological information or to provide Ocean with any assistance.

4.	SUBLICENSING

Ocean may not grant sublicenses.

5.	GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights in the Licensed Patent. Ocean will ensure all obligations of these provisions are met.

6.	DILIGENCE

6.1

Milestones. Because the invention is not yet commercially viable as of the Effective Date, Ocean will diligently develop, manufacture, and sell Licensed Product and will diligently develop markets for Licensed Product. In addition, Ocean will initiate a Phase 2/3 or Phase 3 trial for ulinastatin or angiotensin 1-7 within 12 months after the Effective Date of this Agreement.

6.2

Progress Report. Every [####] months after the Effective Date of this Agreement, Ocean will submit a written report to Stanford covering the preceding period. The report will use the template of Appendix A and will include information sufficient to enable Stanford to satisfy reporting requirements of the U.S. Government and for Stanford to ascertain progress by Ocean toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: Ocean’s progress toward commercialization of Licensed Product, including work completed, key scientific discoveries, summary of work-in- progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Product, and significant corporate transactions involving Licensed Product. Ocean will specifically describe how each Licensed Product is related to each Licensed Patent.

6.3

Clinical Trial Notice. Ocean will notify the Stanford University Office of Technology Licensing prior to commencing any clinical trials at Stanford. If Ocean does not notify Stanford University Office of Technology Licensing at least [####] days prior to enrolling the first patient in a clinical trial at Stanford, Ocean agrees that it will pay [####] to Stanford within 30 days of being invoiced.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

7.	ROYALTIES

7.1

Issue Fee, License Maintenance Fees and Earned Royalties. In view of the ongoing COVID-19 pandemic, and unless Ocean exceeds a gross margin of [####]% on Licensed Products in one or more OECD countries, as determined by GAAP accounting principles, the license will remain free of fees and royalties. At such time as the gross margin on Licensed Product in any OECD country exceeds [####]% in a single calendar quarter, the parties will meet and determine appropriate additional financial consideration for Stanford, as well as the terms associated with such consideration.

8.	ACCOUNTING

8.1

Accounting. Ocean will maintain records showing manufacture, importation, sale, and use of a Licensed Product for [####] years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.2	Audit by Stanford. Ocean will allow Stanford or its designee to examine Ocean’s records to verify payments made by Ocean under this Agreement.

9.	EXCLUSIONS AND NEGATION OF WARRANTIES

9.1

Negation of Warranties. Stanford provides Ocean the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose;

(B)	of non-infringement; or

(C)	arising out of any course of dealing.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

9.2	No Representation of Licensed Patent. Ocean also acknowledges that Stanford does not represent or warrant:

(A)	the validity or scope of any Licensed Patent; or

(B)	that the exploitation of Licensed Patent will be successful.

10.	INDEMNITY

10.1

Indemnification. Ocean will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Ocean under this Agreement or the breach of this Agreement by Ocean.

10.2

No Indirect Liability. Stanford is not liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise.

10.3	Workers’ Compensation. Ocean will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4

Insurance. During the term of this Agreement, OBM, on behalf of Ocean as its parent entity, will maintain Commercial General Liability Insurance with a reputable and financially secure insurance carrier to cover the activities of Ocean and its affiliates and sublicensees. The insurance will provide minimum limits of liability of $[####] per occurrence and will include all Stanford Indemnitees as additional insureds. Prior to any use of a Licensed Product in or for humans, the insurance coverage will be increased to provide minimum limits of liability of $[####] per occurrence. Prior to any clinical trial using the Licensed Product, the insurance will include Clinical Trial Insurance in addition to the increased minimum limits of liability of $[####] per occurrence. Prior to any offering for sale of Licensed Product by Ocean, or its affiliates or sublicensees, the insurance will include Product Liability Insurance, and will have minimum limits of liability of $[####] per occurrence. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within [####] days of the Effective Date of this Agreement, and for each instance in which the coverage is changed as per the requirements above, Ocean will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Ocean will provide to Stanford [####] days prior written notice of cancellation or material change to this insurance coverage. Ocean will advise Stanford in writing that it maintains a combination of excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Ocean will be primary coverage; insurance of Stanford Indemnitees will be excess and noncontributory.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

11.	EXPORT

Ocean and its affiliates will comply with all applicable United States laws and regulations controlling the export of licensed commodities and technical data relating to this Agreement. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to U.S. export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the U.S. Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations may prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Ocean hereby gives written assurance that it will comply with, and will cause its affiliates to comply with all United States export control laws and regulations, that it understands it may be held responsible for any violation of such laws and regulations by itself or its affiliates, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.

12.	MARKING

Before any Licensed Patent issues, Ocean will mark Licensed Product with the words “Patent Pending.” Otherwise, Ocean will mark Licensed Product with the number of any issued Licensed Patent.

13.	STANFORD NAMES AND MARKS

Ocean will not use (i) Stanford’s name or other trademarks, (ii) the name or trademarks of any organization related to Stanford, or (iii) the name of any Stanford faculty member, employee, student or volunteer. This prohibition includes, but is not limited to, use in press releases, advertising, marketing materials, other promotional materials, presentations, case studies, reports, websites, application or software interfaces, and other electronic media. Notwithstanding the foregoing, Ocean may include Stanford’s name in factual statements in legal proceedings, patent applications and other regulatory filings. In addition, Ocean may make a short factual statement that identifies Stanford as the licensor of the rights granted under this Agreement to actual or potential investors or acquirers, as well as in the “About Ocean” or other similar section of the Ocean website.

14.	PROSECUTION AND PROTECTION OF PATENTS

14.1	Suspected Infringement. Ocean will promptly inform Stanford of any suspected infringement of a Licensed Patent by a third party.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

14.2	Patent Prosecution.

(A)	Stanford will be responsible for preparing, filing, prosecuting and maintaining the Licensed Patents.

(B)

In the event Ocean decides that it no longer intends to pay its prorated share for filing, prosecution, or maintenance of one or more Licensed Patents, Ocean shall give Stanford written notice at least three (3) months in advance of any applicable deadline for that Licensed Patent. Stanford may in its discretion continue to prosecute and maintain such Licensed Patent(s) at its expense, in which case such Licensed Patent(s) will no longer be covered by the license granted under this Agreement and Ocean will have no further obligation regarding patent expenses for such Licensed Patent(s).

14.3	Patent Costs. Within 30 days after receiving a statement from Stanford, Ocean will reimburse Stanford:

(A)

[####], which is pro-rated share of Licensed Patent’s prior patenting expenses, including but not limited to interference or reexamination matters, inventorship disputes and opposition proceedings incurred by Stanford before the Effective Date; and

(B)

a prorated share of all ongoing Licensed Patent’s patenting expenses, including but not limited to interference or reexamination matters, inventorship disputes and opposition proceedings incurred by Stanford after the Effective Date. Stanford will pay the fees prescribed for large entities to the United States Patent and Trademark Office.

(C)	Proration will be based on an equal share of expenses to be paid by all licensees.

5. TERMINATION

15.1	Termination by Ocean. Ocean may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Ocean.

15.2	Termination by Stanford.

(A)	Stanford may also terminate this Agreement if Ocean:

(1)	is not diligently developing and commercializing Licensed Product;

(2)	misses a milestone described in Section 6.1

(3)	is in breach of any provision; or

(4)	provides any false report.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

(B)	Termination under this Section 15.2 will take effect 30 days after written notice by Stanford unless Ocean remedies the problem in that 30-day period.

15.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	Ocean’s obligation to make all payments accrued or accruable, including but not limited to fees, royalties and patent costs;

(B)	any claim of Ocean or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)	the provisions of Sections 8, 9, and 10 and any other provision that by its nature is intended to survive.

16.	CHANGE OF CONTROL, ASSIGNMENT AND NON-ASSIGNABILITY

16.1	Change of Control. If there is a Change of Control or if this Agreement is assigned to a third party, Ocean will pay Stanford a $[####] (“Change of Control/Assignment Fee”) per Section 16.2.

16.2	Conditions of Assignment. Ocean may assign this Agreement upon prior and complete performance of the following conditions:

(A)	Ocean must give Stanford written notice of the assignment within 5 business days, including the new assignee’s contact information; and

(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)	Stanford must have received the full Change of Control/Assignment Fee.

Notwithstanding anything to the contrary set forth herein, the Parties hereby agree that the entry into this Amended and Restated Non-Exclusive License Agreement does not constitute an assignment under this Section 16, and no fees contemplated under this Section 16 or other amounts are owed by Ocean or OBM to Stanford.

16.3

After the Assignment. Upon a permitted assignment of this Agreement pursuant to Section 16, Ocean will be released of liability under this Agreement and the term “Ocean” in this Agreement will mean the assignee.

16.4

Bankruptcy. In the event of a bankruptcy or insolvency, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales of Licensed Product.

16.5

Nonassignability of Agreement. Except in conformity with Section 16.2 and Section 16.4, this Agreement is not assignable by Ocean under any other circumstances and any attempt to assign this Agreement by Ocean is null and void.

17.	DISPUTE RESOLUTION

17.1

Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures, provided that in the case of a good faith dispute as to the amount due, the cure period under Section 15.2 will be tolled until the amount due has been finally determined in such an arbitration. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

17.2

Request for Arbitration. Either party may request such arbitration. Stanford and Ocean will mutually agree in writing on a third-party arbitrator within 30 days of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

17.3

Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

17.4	Place of Arbitration. The arbitration will be held in Stanford, California unless the parties mutually agree in writing to another place.

17.5

Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.

18.	NOTICES

18.1

Legal Action. Ocean will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non- infringement. Ocean will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

18.2	All Notices. All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to Ocean are mailed or emailed to:

Name:	[####]

Address:	[####]
[####]

Email:	[####]

All financial invoices to Ocean (i.e., accounting contact) are e-mailed to:

Name:	[####]

Email:	[####]

All progress report invoices to Ocean (i.e., technical contact) are e-mailed to:

Name:	[####]

Email:	[####]

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

All general notices to Stanford are e-mailed or mailed to:

[####]

[####]

[####]

[####]

[####]

All payments to Stanford are mailed to:

[####]

[####]

[####]

[####]

[####]

All progress reports to Stanford are e-mailed or mailed to:

[####]

[####]

[####]

[####]

[####]

Either party may change its address with written notice to the other party.

19.	MISCELLANEOUS

19.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

19.2

Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.3

Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties, amends and restates the Original Agreement in its entirety, and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. In the event of conflict between the terms and conditions of this Agreement and any purchase orders, the terms and conditions of this Agreement shall prevail. This Agreement may not be amended except by writing executed by authorized representatives of both parties. No representations or statements of any kind made by either party, which are not expressly stated herein, will be binding on such party.

19.4

Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Ocean submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Ocean or constitutes an inconvenient or improper forum.

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

19.5	Headings. No headings in this Agreement affect its interpretation.

19.6

Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Scott Elrod
Name:	Scott Elrod
Title:	Associate Director
Date:	March 3, 2021

OCEAN PROMISE, INC.

Signature:	/s/ Elizabeth Ng
Name:	Elizabeth Ng
Title:	Treasurer
Date:	March 3, 2021

AMENDED AND RESTATED NONEXCLUSIVE LICENSE AGREEMENT	6/25/2020

Appendix A – Progress Report

Sent by email to Stanford OTL at finance@otlmail.stanford.edu and info@otlmail.stanford.edu for the calendar year XXXX, pursuant to paragraph 6.2 of the Amended and Restated Non-Exclusive License Agreement for Covid-19 Related Technology (“License Agreement”) between Stanford University and Ocean, effective March 3, 2021

A.	List all Stanford dockets currently covered by the License Agreement. State whether any dockets have been added or dropped from the agreement in the past year.

B.

Summarize progress made with Licensed Product during the past year (2-4 paragraphs), including: work completed, key scientific discoveries, ongoing work-in-progress, plans for introducing Licensed Product to market, other relevant information.

C.	Status of Diligence Milestones that came due in the past year (per Section 6.1 / Appendix A of License Agreement). Use format below; bold text indicates required info. Add rows to table as needed.

Milestone	Status
By , 20XX Milestone # [ ] from License Agreement:	Completed / Not Completed [brief description of status and relevant dates] Completed. [OR] Not completed.
By , 20XX Milestone # [ ] from License Agreement:	Completed / Not Completed [brief description of status and relevant dates] Completed. [OR] Not Completed.

D.	Describe any significant corporate transactions during the past year.

E.	Describe future plans, including estimated total development time remaining before Licensed Product will be commercialized.

F.	Update company contacts for progress reports, patent prosecution and financial information, if needed.